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                               PALMER & DODGE LLP
                    One Beacon Street, Boston, MA 02108-3190


                                                                     EXHIBIT 5.1


TELEPHONE: (617) 573-0100                            FACSIMILE: (617) 227-4420

                                September 19, 2000

Antigenics Inc.
630 Fifth Avenue, Suite 2100
New York, New York 10111


      We are rendering this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Antigenics Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to up to 2,898,405 shares (the "Merger Shares") of the Company's common stock, $0.01 par value per share, to be issued in connection with the merger of Aquila Biopharmaceuticals, Inc. ("Aquila") with and into a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger dated as of August 18, 2000 (the "Agreement") among the Company, such subsidiary and Aquila. We understand that the Merger Shares are to be offered and sold in the manner described in the Registration Statement.

      We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Merger Shares. We have examined such documents as we consider necessary to enable us to render this opinion.

      Based upon the foregoing, we are of the opinion that upon issuance in accordance with the Agreement, the Merger Shares will be duly authorized, validly issued, fully paid and nonassessable.

      The foregoing opinion is limited to Delaware General Corporation Law and the federal laws of the United States.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as part thereof.

                                          Very truly yours,


                                          /s/ PALMER & DODGE LLP
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                                          PALMER & DODGE LLP